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                                                                     EXHIBIT 8.1


                             DEWEY BALLANTINE LLP
                          1301 Avenue of the Americas
                           New York, New York 10019
                      Tel 212 259-8000  Fax 212 259-6333



                                       April 26, 1999

Transtel S.A.
Calle 15, No. 33-289
Autopista, Cali-Yumbo Km.2
Cali-Valle, Colombia


Dear Ladies and Gentlemen:

          We have acted as special counsel to Transtel S.A., a sociedad anonima incorporated under the laws of the Republic of Colombia (the "Company"), in connection with a Registration Statement on Form F-4 (the "Registration Statement") relating to the proposed exchange offer (the "Exchange Offer") in which Transtel Pass Through Trust, a Delaware statutory business trust (the "Trust"), will offer to exchange all outstanding 12 1/2% Pass Through Trust Certificates due 2007, representing interests in 12 1/2% Senior Notes due 2007 issued by the Company, which certificates are guaranteed by the Company and are not registered under the Securities Act of 1933, as amended (the "Securities Act") (the "Original Certificates"), for 12 1/2% Pass Through Exchange Certificates due 2007, representing interests in 12 1/2% Senior Notes due 2007 issued by the Company, which certificates are also guaranteed by the Company but are registered under the Securities Act (the "Exchange Certificates"). You have asked our opinion concerning certain federal income tax consequences of the Exchange Offer.

          In rendering our opinion we have reviewed (i) the Amended and Restated Pass Through Trust Agreement, dated as of October 28, 1997, executed by the Company, as depositor, Wilmington Trust Company, as pass through trustee, and Marine Midland Bank, as registrar and paying agent, as amended by the First Amendment to Amended and Restated Pass Through Trust Agreement, dated as of November 24, 1998, (ii) the Indenture, dated as of October 28, 1997, between the Company and Marine Midland Bank, as trustee, relating to the 12 1/2% Senior Notes due 2007, as amended by the First Amendment and Waiver to Indenture, dated as of July 13, 1998, (iii) the Form of Exchange Certificate Guarantee, to be executed by the Company in favor of Marine Midland Bank, as guarantee trustee, and the holders of the Exchange Certificates and (iv) the Registration Statement of the Company on Form F-4 under the Securities Act relating to the Exchange Offer, including all amendments thereto (the "Registration Statement").
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          On the basis and subject to the accuracy of the statements contained in the materials referred to above, and our consideration of such other matters as we have deemed necessary, it is our opinion that under current law the material federal income tax consequences of the Exchange Offer to holders of Original Certificates will be as described under the heading "Taxation--UNITED STATES--The Exchange" in the Prospectus constituting part of the Registration Statement. In addition, it is our opinion that the description of Reporting on Interest, Sale, Exchange or Retirement and United States Backup Withholding Tax and Information Reporting contained under the heading "Taxation--UNITED STATES continues to be correct. You have not requested, and we do not express, an opinion concerning any other tax consequences of the Exchange Offer. This opinion is not to be used, circulated, quoted or otherwise referred to for any purpose without our express written permission.

          We hereby consent to the use of this opinion in the Registration Statement and to the references to us in the section captioned "Taxation--United States" in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,


                                    /s/ Dewey Ballantine LLP